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                                                                  EXHIBIT 10.3


                        EYE CARE CENTERS OF AMERICA, INC.
                               DEFERRED STOCK PLAN

                                  (AS AMENDED)

                                    ARTICLE 1

                                     GENERAL

         1.1 PURPOSE. The Eye Care Centers of America, Inc. Deferred Stock Plan (the "Plan") has been established by Eye Care Centers of America, Inc. (the "Company") to enable key executives of the Company to increase their holdings of common stock of the Company and to provide flexibility to such individuals with respect to the compensation received by them from the Company. In so doing, the Plan will further align the interests of key executives with those of the Company's stockholders.

         1.2 EFFECTIVE DATE. The Plan shall be effective January 1, 1994, or such later date on which the plan is approved by the Board.

         1.3 DEFINITIONS. Capitalized terms shall have the meanings ascribed to them in this Section 1.3, or as otherwise provided in this Plan:

         "Board" means the Board of Directors of the Company.

         "Participant" means, as of any date, any executive of the Company or any of its Subsidiaries, designated by the Board, in its complete discretion, as a "Participant" eligible to participate in the Plan. "'Participant" shall also mean any individual for whom a Deferred Stock Account has been established and has not been fully distributed, regardless of whether the individual remains eligible to convert Compensation hereunder. "Subsidiary" shall include any corporation, limited partnership, limited liability company or other entity of which more than 50% of the ownership interest is beneficially owned, directly or indirectly, by the Company.

         "Stock" or "Shares" means the common stock, par value $.01 per share, of the Company.

         "Compensation" means the base annual salary and bonuses earned and payable to a Participant.

         "Deferred Stock Account" means the Account established for each Participant to record the amount of Stock credited to such Participant as a result of such Participant's election to convert Compensation into Stock hereunder.

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         "Deferral Period" means the period during which the Participant has elected to defer the receipt of the Stock credited to such Participant's Deferred Stock Account, which shall not end prior to January 1 of the third Plan Year after the Plan Year during which Compensation is being converted into Stock pursuant to this Plan (i.e. for Compensation being converted into Stock in 1996, the Deferral Period may not end prior to January 1, 1999).

         "Plan Year" means the calendar year, with 1994 being the initial Plan Year of the Plan.

         "Shareholders Agreement" means that certain Shareholders Agreement dated as of October 7, 1993, by and among Eye Care Holdings, Inc. and the Shareholders listed therein.

         1.4 ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Board. Subject to the limitations contained herein, the Board shall have the sole and complete authority: (a) to construe and interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (b) to correct any defect or omission or reconcile any inconsistency in the Plan or in the payment of any amounts hereunder; and (c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Board's decisions on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company.

         1.5 SHARES SUBJECT TO THE PLAN. Subject to adjustment as the Board shall determine to be appropriate in the event of a stock dividend, stock split or other recapitalization by the Company, the amount of Stock which may be subject to the Plan shall not exceed 38,500 shares. In the event Participants elect to defer Compensation in any Plan Year for the crediting of a number of Shares under the Plan that is in excess of the number of Shares authorized by the Plan, all Participants' deferrals shall be reduced on a pro rata basis based on the amount each Participant elects to defer, for that Plan Year so that the total amount deferred by all Participants for the crediting of Shares does not exceed the number of Shares authorized by the Plan.

         1.6 COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the delivery of any shares of Stock under the Plan, the Company may require a written statement that the Participant is acquiring the Stock for investment and not with a view toward redistribution. The certificates representing Stock issued pursuant to this Plan, when issued, may bear a legend referring to applicable restrictions on the resale thereof

         1.7 DIRECTOR AND EXECUTIVE STATUS. Nothing in this Plan shall confer on any Participant the right to continue as a director, executive or employee of the Company, or any




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right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the Plan.

         1.8 AMENDMENT OR TERMINATION OF PLAN. While the Company expects and intends to continue the Plan indefinitely, the Company reserves the right at any time to amend, suspend or terminate the Plan; provided that any such amendment, suspension or termination shall not affect the rights of the Participants or the balance of any Deferred Stock Accounts as of the date of such amendment, suspension or termination. Any amendment, suspension or termination shall be made by action of the Board.

         1.9 APPLICABLE LAW. The Plan shall be construed and administered in accordance with the laws of the State of Texas.

         1.10 GENDER AND NUMBER. Where the context requires, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

                                    ARTICLE 2

               COMPENSATION CONVERSION AND DEFERRED STOCK ACCOUNT

         2.1 ELECTION TO CONVERT COMPENSATION. With respect to each Plan Year, a Participant may elect, at the time and in the manner prescribed by the Board, to convert such Participant's Compensation otherwise payable during such Plan Year into the right to purchase Stock as provided in this Article 2. Such election shall be made prior to the beginning of the Plan Year during which such Compensation first becomes earned and payable; provided, that in the event an individual first becomes a Participant during a Plan Year (whether due to the effective date occurring after the first day of the Plan Year or otherwise), then such Participant may make such election within 30 days of becoming a Participant with respect to Compensation earned and payable during such Plan Year but after the date of such election. A Participant's conversion election with respect to base salary may be terminated in full at any time for the remainder of the Plan Year upon the Participant's demonstration to the Board's satisfaction that an unforeseen financial hardship exists, such termination to be effective solely with respect to such Participant's base salary that is earned and paid for that part of the Plan Year after the date of such termination. Compensation subject to a conversion election shall not be paid to the Participant but shall instead be credited to the Participant's Deferred Stock Account in accordance with Section 2.3.

         2.2 MAXIMUM DEFERRAL. The maximum amount that a Participant may elect to defer pursuant to Section 2.1 shall be 50% of such Participant's bonus and 20% of such Participant's base annual salary.



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         2.3   DEFERRED STOCK ACCOUNT. On the last day of each calendar quarter during the Plan Year, the number of shares of Stock to be credited by the Company and allocated to the Participant's Deferred Stock Account shall be equal to:

               (a) the amount of Compensation converted during such quarter pursuant to the Participant's election under Section 2.1 above (net of any Social Security or other payroll taxes applicable thereto); DIVIDED BY

               (b) the Fair Market Value of a share of Stock on the first day of the Plan Year. For this purpose, the "Fair Market Value" of a share of Stock for the 1994 Plan Year shall be $31.00. For each Plan Year thereafter, the "Fair Market Value" shall be (i) the closing price for the Stock on the exchange or market on which the Stock is listed for trading as of the first trading day immediately preceding the first day of the Plan Year, or, (ii) if the Stock is not so listed for trading, the amount determined by the Board, in its sole and absolute discretion, immediately prior to the first day of such Plan Year.

         2.4 DISTRIBUTION OF DEFERRED STOCK ACCOUNT. The number of shares of Stock credited to the Participant's Deferred Stock Account, together with any dividends or other amounts paid with respect to such Stock and credited to the Deferred Stock Account pursuant to Section 2.5, shall be distributed to the Participant at the end of the Deferral Period. Such distribution shall be made by the Company by issuing to the Participant a certificate representing the number of shares of Stock credited to the Deferred Stock Account, provided that any fractional shares shall be paid in cash. At the time of making the Compensation conversion election pursuant to Section 2.1, the Participant shall also elect a Deferral Period with respect to the Stock issued for the Compensation so converted, which Deferral Period shall be for a period ending not earlier than January 1 of the third Plan Year after the Plan Year during which Compensation is being converted into Stock pursuant to this Plan (i.e. for Compensation being converted into Stock in 1996, the Deferral Period may not end prior to January 1, 1999). Such election shall be subject to such other terms and conditions as the Board may establish, including, without limitation, such terms and conditions as may be required to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or any other securities law or regulation.

         2.5 DIVIDENDS AND OTHER DISTRIBUTIONS. An amount equal to the equivalent of any dividends and other distributions, if any, payable on the number of shares of Stock previously credited to a Participant's Deferred Stock Account shall then be credited to such Participant's Deferred Stock Account when paid and applied toward the crediting of additional shares of Stock as if such amounts were Compensation converted during such quarter.

         2.6 FINANCIAL EMERGENCY. The Board, in its sole discretion, may alter the timing or manner of distribution of the Deferred Stock Accounts in the event the Participant establishes, to the satisfaction of the Board, severe financial hardship; provided, however, if the affected



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Participant is a member of the Board, such affected Participant shall not participate in the financial emergency determination. In the event of a finding by the Board of severe financial hardship, the Board may direct the distribution of all or a portion of the Participant's Deferred Stock Account to the Participant as it deems appropriate under the circumstances. For purposes of this Section 2.6, severe financial hardship shall mean an unanticipated emergency that is caused by an event beyond the Participant's control and that would result in severe financial hardship to the Participant if early withdrawal were not permitted, including but not limited to, the Participant's impending bankruptcy, the Participant's or a dependent's long and serious illness, or any other event whereby the Board determines that distribution of the Deferred Stock Account is in accordance with the purposes of the Plan and in the best interests of the Participant. The amount of the severe hardship withdrawal shall be limited to the amount necessary to satisfy the severe financial hardship. The Board's decision in passing on the severe financial hardship of the Participant and the manner in which, if at all, the distribution of the Deferred Stock Account shall be modified or altered shall be final, conclusive and not subject to appeal.

         2.7 WITHHOLDING TAXES. As a condition to the issuance of Stock in distribution of the Participant's Deferred Stock Account, the Participant shall make appropriate arrangements for satisfaction of any applicable federal, state or local income tax withholding, and the Company shall be authorized to take such action as may be necessary to ensure payment of such obligations, including, without limitation, withholding from amounts due to the Participant from the Company hereunder or otherwise, as the Participant may elect in accordance with terms and conditions established by the Board, including the withholding of shares of Stock otherwise distributable from the Participant's Deferred Stock Account with a value equal to such taxes.

                                    ARTICLE 3

                               SHAREHOLDER MATTERS

         3.1   CERTAIN REPURCHASES; RIGHTS TO COMPEL SALE.

               (a) (i) Subject to paragraphs (b) and (c) below, upon termination of the Participant's employment by reason of death, by the Company without Cause (as hereinafter defined), or by the Participant for Good Reason (as hereinafter defined), the Company shall have the right to purchase any or all of the amount of Stock credited to such Participant's Deferred Stock Account and/or distributed therefrom, in either case, at a per share price equal to the quotient of: (A) the amount by which five times the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the preceding four fiscal quarters for which financial statements are available exceeds the sum of
(x) the principal and accrued interest on all obligations of the Company outstanding as of the date of such termination for debt for borrowed money other than any such debt that is convertible or exchangeable into Shares or Common Equivalent Shares (as defined below) ("Common Equivalent Debt") (the



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principal and accrued interest on such obligations other than Common Equivalent
Debt being herein referred to as the "Debt") plus (y) the value of the preferred stock of the Company outstanding as of the date of such termination, if any, other than convertible, participating or other preferred stock which in the reasonable judgment of the Board is substantially similar in economic terms to the Shares ("Common Equivalent Shares") (the value of such preferred stock other than any Common Equivalent Shares being deemed to be the sum of the liquidation value and accumulated dividends on such preferred stock (the "Preferred Stock")) DIVIDED BY (B) the number of Fully Diluted Shares (as defined in the Shareholders Agreement) as of the date of termination of employment plus, to the extent not already included in such Fully Diluted Shares, the number of Shares into which the Common Equivalent Shares (including Common Equivalent Debt which is convertible or exchangeable into Common Equivalent Shares) are convertible or exchangeable (or if not convertible or exchangeable, the number of such Common Equivalent Shares) (such aggregate number of Shares being herein referred to as the "Share Number").

                     (ii) Subject to paragraphs (b) and (c) below, if the Participant voluntarily terminates his employment (other than for Good Reason) or is terminated by the Company for Cause, the Company shall have the right to purchase any or all of the shares of Stock credited to his Deferred Stock Account and/or distributed therefrom at a per share price equal to the quotient of (A) the amount by which four times EBITDA for the preceding four fiscal quarters of the Company for which financial statements are available exceeds the sum of the Debt and Preferred Stock DIVIDED BY (B) the Share Number.

               (b) Upon a "Transferability Event" (as defined below), the right of the Company to purchase Stock hereunder shall be at a share price equal to the "fair market value" of a Share, or, in the event of a termination specified in subparagraph (a)(ii) above, at the price specified therein, if less.

         For purposes of this Paragraph (b), a "Transferability Event" shall mean (1) the Participant is eligible (or would be eligible if then distributed) to transfer Stock at any time after an underwritten public offering of equity securities of the Company (other than pursuant to a Form S-4 or S-8 registration statement, or any offering which is not widely dispersed) (a "Public Offering") in a transaction which complies with Rule 144 under the Securities Act of 1933, as amended, or (2) if the Public Offering resulted in net proceeds to the Company or selling stockholders of at least $25,000,000, with or without regard to Rule 144.

         For purposes of this paragraph (b), the fair market value of a Share shall mean, with respect to any Share, (I) if the Stock is then listed or admitted to trading on any securities exchange or quoted by a reputable quotation service, the average of the "daily market price" of the Stock for the 30 consecutive trading days immediately preceding the day as of which fair market value is being determined, or (II) if the Stock is not then so listed and no reported sale or bid and asked prices by a reputable quotation service for such 30 consecutive trading days are available in respect of such Stock, the fair market value of such shares as determined in



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accordance with subparagraph (a)(i) or (ii) above, as applicable. The "daily market price" for each such trading day shall be (A) if the Stock is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) if the Stock is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company.

               (c) Upon termination of the Participant's employment, the Company shall determine promptly the price at which the Company has the right to purchase the Stock (the "Purchase Rights") and shall provide prompt written notice to the Participant of such price. The Purchase Rights shall be exercisable by the giving of written notice by the Company within 30 days following such written notice of price and shall terminate upon the expiration of such 30 day period if not so exercised. In the event that the contractual restrictions under any financing arrangements of the Company or the financial well-being of the Company (as determined by the Board in good faith, taking into account the current and anticipated business, financial position, results of operations and cash flow of the Company and such other factors as the Board deems relevant) do not permit the Company to purchase for cash all of the Stock pursuant to the exercise of any Purchase Rights, the Company shall have the option (1) to notify the Participant that it is unable to make such purchase at such time or (2) to purchase such Stock for a promissory note having the terms specified in paragraph (e) below, if such contractual restrictions and financial well-being permit. In the event the Company elects option (1) above, the Company shall notify Participant as soon as such contractual restrictions and the financial well-being of the Company permit such purchase for cash, whereupon the Company shall be entitled to exercise its Purchase Rights as if the Participant's employment had then terminated.

               (d) Payment of the Purchase price in connection with any such purchase of the Stock shall be in the form of cash or, to the extent provided in paragraph (c) above, may be in the form of a promissory note or in a combination of cash and a promissory note. Such promissory note shall (i) be subordinate to and consistent with provisions of any obligations of the Company for debt for borrowed money, (ii) have a maturity of no more than five years from the date of issuance, (iii) be payable in no more than five annual installments of principal and interest, with the first installment of principal and interest to be paid no later than 12 months from the date of issuance and (iv) bear interest at a rate equal to the rate then in effect for U.S. Treasury obligations having maturity comparable to that of such promissory note. To the extent such purchase is made of Stock held in the Deferred Stock Account, such cash or promissory note shall be credited to the Deferred Stock Account in lieu of such Stock., and shall be distributed to the Participant at the end of the Deferral Period. Any such cash held in the Deferred Stock Account shall be credited with earnings quarterly at a rate equal to the prime rate of interest published in THE WALL STREET JOURNAL on the first business day of such quarter.



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               (e)   For purposes of this Plan:

                     (i) Termination of the Participant's employment by, the Company for "Cause" shall mean a Company-initiated termination due to (A) Participant's willful and continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness), (B) material dishonesty in the performance of Participant's duties,
(C) an act or acts on Participant's part constituting a felony under the laws of the United States or any state thereof, (D) any other willful act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (E) violation of the Company's code of conduct or of any material provision of other Company employment policies, as such code of conduct and other policies shall be in effect from time to time.

                     (ii) Subject to the notification and cure provisions of this Section 3.1 (e)(ii) termination of Participant's employment with the Company by the Participant for "Good Reason" shall mean a Participant-initiated termination following the occurrence of any of the following events without, where applicable, the prior written consent of Participant: (A) a failure by the Company to pay compensation and any other amounts vested and due hereunder or pursuant to any other benefit arrangement maintained by the Company, or (B) Participant's disability or attainment of age 65.

               If Participant proposes to terminate his employment for Good Reason pursuant to this Section 4(e), he shall give the Company written notice in accordance with Section 4(e)(iii). Such notice shall be given with sufficient particularity that the Company will have the opportunity to correct the situation to the reasonable satisfaction of Participant within 30 days. If such correction is not so made, Participant may, within 30 days after the expiration of the time within which the Company had the opportunity to correct such situation, give written notice to the Company that he is terminating his employment for Good Reason effective forthwith with the effect stated in this
Section 4(e)(ii).

                     (iii) Any purported termination of employment by the Participant for Good Reason shall be communicated by written Notice of Termination to the Company, in care of its Chairman. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement upon which the Participant intends to rely and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

               (f) All shares issued pursuant to this Plan shall be subject to the "Rights to Compel Sale" provisions set forth in Section 2.5 of the Shareholders Agreement, which is incorporated herein for all purposes. The Participant and the Participant's transferees, if any, shall be deemed to be "Management Holders" for purposes of the application of said Section



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2.5 to the Participant or such transferees, but not for any other purpose under the Shareholders Agreement.

         3.2 TRANSFERABILITY. The Participant's interest in the Deferred Stock Account is nontransferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered by the Participant other than by will or the laws of descent and distribution. Any permitted transferee of any Shares issued pursuant to this plan (a "Successor") shall take all rights herein granted, subject to the terms and conditions hereof and the applicable terms and conditions of the Shareholders Agreement. No such permitted transfer of any Stock to the Participant's Successor shall be effective to bind the Company until (i) such Successor shall have executed and become a party to a similar agreement with such terms as the Company considers appropriate and (ii) the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the Successor of the terms and conditions hereof.

         3.3 SET ASIDE OF FUNDS. Nothing in this Plan shall be construed to require, either directly or indirectly, the Company to segregate or earmark any cash or other property or to create any fund or reserve for the payment of any amounts hereunder, and any Participant's claim to benefits hereunder shall be solely that of a general creditor of the Company. The Company shall, however, reserve from its authorized but unissued shares of Stock such number of Shares set forth in Section 1.5 hereof for issuance hereunder upon distribution of the Participants' Deferred Stock Accounts.




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